UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: October 27, 2016
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Ford Motor Company (“Ford” or “Company”) hereby incorporates by reference its news release dated October 27, 2016, which is furnished as Exhibit 99 hereto.

Beginning at 9:00 a.m. on October 27, 2016, Ford President and Chief Executive Officer Mark Fields and Executive Vice President and Chief Financial Officer Bob Shanks will host a conference call to discuss Ford’s 2016 third quarter results. Investors may access the presentation by dialing 1-877-870-8664 (or 1-970-297-2423 from outside the United States). The passcode for either telephone number is a verbal response of “Ford Earnings.”

At 11:00 a.m. on October 27, 2016, Ford Motor Credit Company Chairman and Chief Executive Officer Joy Falotico and Ford Motor Credit Company Chief Financial Officer Marion Harris will host a conference call to discuss Ford Motor Credit Company’s 2016 third quarter results. Investors may access the presentation by dialing 1-877-870-8664 (or 1-970-297-2423 from outside the United States). The passcode for either telephone number is a verbal response “Ford Credit Earnings.”

Representatives of the investment community will have the opportunity to ask questions on both conference calls, as will representatives of the news media on the first call.

The presentations (listen-only) and supporting materials will be available at www.shareholder.ford.com.

Investors also may access replays of the presentations beginning after 1:00 p.m. the day of the event through Thursday, November 3, 2016 by dialing 1-855-859-2056 (or 1-404-537-3406 from outside the United States). The passcode for replays of the Ford Earnings call is 72908994; the passcode for replays of the Ford Credit Earnings call is 72905865. All times referenced above are in Eastern Daylight Time.

Please note that Exhibit 99 to this Form 8-K contains non-GAAP financial measures that we use for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying business results and trends, and a means to assess our period-over-period results. These non-GAAP measures should not be considered as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted.

•
Total Company Adjusted Pre-tax Profit (Most Comparable GAAP Measure: Net Income Attributable to Ford) – The non-GAAP measure is useful to management and investors because it allows users to evaluate our pre-tax results excluding pre-tax special items. Pre-tax special items consist of (i) pension and other postretirement employee benefits (“OPEB”) remeasurement gains and losses that are not reflective of our underlying business results, (ii) significant restructuring actions related to our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities.

•
Adjusted Earnings Per Share (Most Comparable GAAP Measure: Earnings Per Share) – Measure of Company’s diluted net earnings per share adjusted for impact of pre-tax special items (described above) and tax special items. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of the underlying run rate of our business.

The GAAP reconciliations of these non-GAAP financial measures are included in Exhibit 99 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS*

Designation	Description	Method of Filing

Exhibit 99	News release dated October 27, 2016	Furnished with this Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: October 27, 2016	By:	/s/ Corey M. MacGillivray
Corey M. MacGillivray
Assistant Secretary

*
Any reference in the attached exhibit(s) to Ford's corporate website(s) and/or other social media sites or platforms, and the contents thereof, is provided for convenience only; such websites or platforms and the contents thereof are not incorporated by reference into this Report nor deemed filed with the Securities and Exchange Commission.

EXHIBIT INDEX

Designation	Description

Exhibit 99	News release dated October 27, 2016